Exhibit 10.5

Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 MAC N9306-070 Minneapolis, MN 55402	Promissory Note

Contract Number 0120423-702 dated as of November 9, 2005

For Value Received, the undersigned hereby promises to pay to the order of Wells Fargo Equipment Finance, Inc. (the “Lender”) at its main office in Minneapolis, MN, in lawful money of the United States of America, the principal sum of $3,800,000.00 together with interest on the unpaid balance hereof from the date the loan proceeds are disbursed hereunder at an annual rate (computed on the basis of actual number of days elapsed in a 360-day year) determined as set forth below.

The interest rate in effect on the date the loan proceeds are disbursed hereunder shall be the Index (as hereinafter defined) on the first business day of the month in which the loan proceeds are disbursed plus 2.10% and shall remain in effect through the last day of the calendar quarter in which the loan proceeds are disbursed hereunder. The interest rate in effect for each calendar quarter thereafter during the term of this Note shall be the same percentage over the Index as in effect on the first day of such calendar quarter; provided, however, that notwithstanding any change in the Index after the maturity of this Note, this Note shall bear the same rate of interest after maturity as it bore at maturity.

For purposes of this Note, the terms “Index” or “the Index” mean, as of the date of determination, the London interbank offered rate for deposits in United States dollars having a maturity of three months which appears in the “Money Rates” section of the Wall Street Journal, published on the business day on, or immediately preceding, the first day of each calendar quarter. If the Index is no longer available, Lender will choose an index that is based upon comparable information and will give the undersigned notice of such new “Index”.

The First Payment Due Date shall be the date that is one month after the date loan proceeds are disbursed hereunder. The undersigned agrees that the dates of the First Payment Due Date and the Final Installment Due Date may be left blank when this Note is executed and hereby authorizes Lender to insert such dates based upon a 48-month term from the date the loan proceeds are disbursed.

Principal and interest shall be payable in 47 consecutive equal monthly installments of $89,871.66 each commencing on the First Payment Due Date and continuing on the same day of each month thereafter, and in a final installment of the entire unpaid principal balance of this Note plus accrued but unpaid interest on the Final Installment Due Date, provided; however, that annual adjustment payments shall be made as set forth below.

The amount of each monthly installment hereunder other than the final installment is the amount necessary to fully amortize this Note in equal monthly installments from the First Payment Due Date through the Final Installment Due Date at an interest rate of 6.36% per annum. On each annual anniversary of the First Payment Due Date, the undersigned shall pay Lender or Lender shall credit to the next installment or installments in the order of maturity, as the case may be, an amount necessary to make the unpaid principal balance of this Note on such anniversary date equal to what it would have been on such anniversary date had the interest rate hereon been the rate set forth in this paragraph throughout the previous 12 months. Payments shall be applied first to interest and then to principal.

This Note may be prepaid in whole at any time by paying to Lender the unpaid principal balance of this Note but only if accompanied by a prepayment premium of 2% of the unpaid principal balance, together with accrued but unpaid interest.

This Note may be prepaid in part but only as a result of a disposition of an item of collateral which secures this Note. The amount of such prepayment shall be the product of the unpaid principal balance of this Note times a fraction, the numerator of which is the original advance made by the Lender with respect to the item of collateral in question and the denominator of which is the original principal balance of this Note with respect to the existing collateral securing this Note, together with accrued but unpaid interest multiplied by the same fraction, plus a prepayment premium equal to the percentage set forth in the preceding paragraph times the principal amount prepaid. Nothing contained in this paragraph shall be construed as an authorization by Lender to the undersigned to sell or otherwise dispose of an item of collateral which secures this Note. Such sale or disposition of an item of collateral by the undersigned shall be made solely in accordance with the terms of the security agreement or other agreement pursuant to which the undersigned pledged such item of collateral to Lender.

The undersigned may remit to Lender amounts in excess of an installment that is due hereunder and Lender shall apply such amount to the next maturing installment or installments. Payment of amounts in excess of the installment that is due or installments prior to the due date thereof shall not be treated as a prepayment or result in a change to either the total number of installments or the total sum of all installments payable under this Note.

Each of the following shall constitute an Event of Default hereunder: (a) failure to pay any installment or other payment hereunder when due; (b) the occurrence of an Event of Default as defined in any security agreement or mortgage securing this Note; (c) the commencement of any bankruptcy or insolvency proceedings by or against the undersigned or any guarantor of this Note; and (d) any indebtedness the undersigned may now or hereafter owe to any affiliate of Lender shall be accelerated following a default thereunder or, if any such indebtedness is payable on demand, payment thereof shall be demanded, upon the occurrence of an Event of Default, Lender may do any one or more of the following as it may elect, provided, however, that upon the occurrence of an Event of Default specified in (c) above, the entire unpaid balance of this Note shall automatically become and be due and payable without

THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

IN WITNESS WHEREOF the Debtor has signed this Agreement as of the date first above written.

Natural Alternatives International, Inc.
Debtor

/s/ John Reaves
By

CFO
Title

PROMLIBOR: ACOSB01:11092005:1535:120423-702:164808:18997

notice or demand of any kind: (i) upon written notice to the undersigned, declare the entire unpaid balance of this Note to be immediately due and payable and the same shall thereupon become and be immediately due and payable; (ii) exercise any one or more of the rights and remedies available to it under any security agreement or mortgage securing this Note or under any other agreement or by law.

The undersigned hereby waives presentment, notice of dishonor, and protest. The undersigned agrees to pay all costs of collection of this Note, including reasonable attorney’s fees. The holder hereof may change the terms of payment of this Note by extension, renewal or otherwise, and release any security for, or party to, this Note and such action shall not release any accommodation maker, endorser, or guarantor from liability on this Note.

Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee, prepayment premium or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable law and any such excess amounts shall be applied towards the reduction of the principal balance of this Note.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Minnesota without regard to conflicts of law rules.

ARBITRATION:

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Note and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies. Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in, or a neutral retired judge of the state or federal judiciary of the state in which the arbitration proceeding takes place, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Minnesota and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law, Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to “arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Note shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

If Debtor is not an individual, (i) the execution, delivery and performance of this Note has been duly authorized by all necessary action on the part of Debtor and will not violate any provision of Debtor’s governing documents; (ii) the person signing on behalf of Debtor is duly authorized; and (iii) this Note constitutes a legal, valid and binding obligation of Debtor.

If this Note is signed by more than one person as Debtor, then the term “Debtor” shall refer to each of them separately and to all of them jointly, and each such person shall be liable hereunder individually in full and jointly with the others.

First Payment Due Date:	Final Installment Due Date:

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Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 MAC N9306-070 Minneapolis, MN 55402	Security Agreement

Dated as of November 9, 2005

Contract Number 0120423-702

Name and Address of Debtor:

Natural Alternatives International, Inc.

1185 Linda Vista Drive

San Marcos, CA 92069

1.	Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Wells Fargo Equipment Finance, Inc. (“Secured Party”) (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is currently contemplated by the Debtor and Secured Party, whether any documents evidencing it refer to the Security Agreement, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the “Obligations”), Debtor hereby grants Secured Party a security interest (herein called the “Security Interest”) in the following property (herein called the “Collateral”):

The Equipment described on Schedule A attached hereto and made a part hereof.

together with all substitutions and replacements for and products of the Collateral, all proceeds, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with the Collateral.

2.	Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

(a)	Authorization. If Debtor is not an individual, (i) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Debtor and will not violate any provision of the Debtor’s governing documents; and (ii) the person signing this Agreement on behalf of the Debtor is duly authorized.

(b)	Office Location and Organization. Debtor’s chief executive office (if Debtor is a corporation, a partnership or a limited liability company) is located at the address for Debtor shown above. Debtor will not change the location of its chief executive office or his/her residence, as the case may be, or its state of organization or form of organization (if Debtor is a corporation, a partnership or a limited liability company) without first giving Secured Party at least 10 days prior written notice of the proposed change,

(c)	Business Purpose; Lawful Use. The Equipment will be used primarily for business purposes as opposed to personal, family or household purposes. Debtor will comply with all laws and regulations applicable to the Equipment and its use.

3.	Additional Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

(a)	Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party.

(b)	Debtor will not permit any Collateral to be located in any state (and, if county filing is required, in any county) in which the financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(c)	Debtor will (i) keep all Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest: (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning Debtor’s business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral; (vii) at all times keep all Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest and with a provision requiring the insurer to notify Secured Party in writing at least 10 days prior to cancellation or modification of any such policy, (viii) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest property noted on a certificate of title; (ix) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement; (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xii) not permit any Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 3(c), and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of this Section 3(c), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the procurement and maintenance

THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

Natural Alternatives International, Inc.
Debtor

/s/ John Reaves
By

CFO
Title

SECAGREQ: ACOSB01:11092005:1535:120423-702:164806:16997

of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreement or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3.

4.	Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Both before and after the occurrence of an Event of default, Secured Party may (but need not), in its own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy,

5.	Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in the Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) a garnishment, summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of Debtor or any indebtedness owing to Debtor: (iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); or (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (C) if a corporation, partnership, or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business; (v) an event of default shall occur under any indebtedness Debtor may now or hereafter owe to any affiliate of Secured Party; (vi) if Debtor is a corporation, more than 50% of the shares of voting stock of Debtor shall become owned by a shareholder or shareholders who were not owners of voting stock of Debtor on the date of this Agreement or, if Debtor is a partnership, more than 50% of the partnership interests in the Debtor shall become owned by a partner or partners who were not partners of Debtor on the date of this Agreement; or (vii) Debtor shall consolidate with or merge into, or sell all or substantially all of its assets to, any individual, corporation, or other entity.

6.	Remedies upon Event of Default. Upon the occurrence of an Event of Default under Section 5 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least 10 calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 5(iv)(B), all Obligations shall be immediately due and payable without demand or notice thereof.

7.	Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party’s records. Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to reserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waves notice of Secured Party’s acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effects as the original for all purposes of a financing statement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the state of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term “Debtor” shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by any Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them. There shall be (1) counterpart of this Agreement and it will be marked “Original.” To the extent that this Agreement constitutes chattel paper (as that term is defined by the Uniform Commercial Code), a security interest only may be created in the Agreement marked “Original.”

ARBITRATION:

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in, or a neutral retired judge of the state or federal judiciary of the state in which the arbitration proceeding takes place, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents

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only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Minnesota and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

Page 3 of 3 : SECAGREQ

Wells Fargo Equipment Finance, Inc. 2030 Main Street, Ste. 900 Irvine, CA 92614	Schedule A

Contract Number 120423-702 dated as of November 9, 2005

Debtor: Natural Alternatives International, Inc.

Equipment location: 1215 Park Center Dr. Ste. C Vista, CA 92083

The following Manufacturing equipment & other equipment as more fully described on the referenced Invoices:

Description	Serial #	Vendor	Invoice #

OFFICE FURNITURE - LAB AT VISTA FACILITY		GML OFFICE FURNITURE, INC	14937

HPLC SYSTEM, 2695 SEPARATION MODULE W/3 DETECTORS		WATERS CORP	263955531, 263952140, 263985240, 263955877, 263951800

METAL DETECTOR & TRANSFER CONVEYOR, POWDER LINE #3		LOMA SYSTEMS	35324

CAPSULE FILLING MACH REPLACEMENT PARTS, MATIC 90 FAS #277	2183&2174	IMA NORTH AMERICA, INC.	IS32669-IN

FARMATIC 90 REBUILD PARTS (SEE ASSET#194)	2183&2174	IMA NORTH AMERICA, INC.	IS32669-IN

LEAK/BURST PRESSURE DECAY TESTER	0604H417	MOCON, INC	74343

QC LAB EQUIPMENT-BALANCE, AUTO FEEDER, QC CONTROL SYSTEM. DISH		FISHER SCIENTIFIC	8089674

S200 NETWORKABLE DIODE ARRAY UV/VIS DETECTOR	292G1122511	Perkin Elmer	5300639614

HPLC SYSTEM, 2695 SEPARATION MODULE W/1 DETECTOR		WATERS CORP	264057335

COMBUSTION ANALYZER W/AUTOSAMPLER & SOFTWARE KIT	H51104235052	SHIMADZU SCIENTIFIC	40025918

VACUUM PUMP REBUILD, RIETSCHLE 501 (SEE ASSET #375)		ADVANCED AIR & VACUUM	11195, 11365

BRIDGE CRANE (INCLUDES FABRICATION AND INSTALLATION)	74975	GEORGE & KROUGH	13239, 13202, 13328, P.O. 603081

HEAT PUMPS (TOTAL OF TWO 5-TON)		AIR VAC	S.O. 6234

HOPPER, AUTO SCREW FEED (PURCHASED USED FROM AUCTION)		TAUBER-ARONS, INC.	112

HOPPER, AUTO SCREW FEED (PURCHASED USED FROM AUCTION)		TAUBER-ARONS, INC.	112

2002 CREMER AUTOMATIC TABLET COUNTER	12625-01	TAUBER-ARONS, INC.	112

INKJET PRINTERS	0020700-18-WD; 0020700-16-WD; 20020700-1-WD	TAUBER-ARONS, INC.	112

ENCAPSULATOR, IMPRESSA HIGH-SPEED AUTO (USED FROM AUCTION)	PC-1004	TAUBER-ARONS, INC.	112

CHANGE PARTS (0-00) FOR IMPRESSA ENCAPSULATOR, FAS #1953		TAUBER-ARONS, INC.	112

POUCHER, OMAG 3-LANE (PURCHASED USED FROM AUCTION)	1648	TAUBER-ARONS, INC.	112

WASHING MACHINE SYSTEM FOR TOTES AND LIDS	3282	KUHL INTERNATIONAL	35506

WASHING MACHINE SYSTEM FOR DRUMS AND LIDS	3283	KUHL INTERNATIONAL	35506

FOIL SEALER, HEAT INDUCTION AUTO MATE AM-250	A25940	AUTO MATE/KAPS ALL	50806

BOTTLE CAPPER, C8 CAPPER WITH FSRF-36 ROTARY CAP FEEDER	5623, 4319	KAPS-ALL	39478

BRONCO LABELER 125		NJM PACKAGING SYSTEMS	M04D0021

TOTES, 17,000 QUANTITY FOR NEW TABLETING & ENCAPSULATING AREA		BUCKhorn	407603, 408332, 408404

SLAT COUNTER, PROCOUNT 72-42	040303/P2037	INTEGRATED PACKAGING SYS	7607

BOTTLE UNSCRAMBLER. WITH 36” PREFEEDER, 12” ELEVATOR & 15CF HOPR	5614	KAPS-ALL	39479

CONVEYOR TABLE TOP 20’		APPLIED INDUSTRIAL TECH.	85457187

Page 1 of 3	Initials JR

CONVEYOR TABLE TOP 20’		APPLIED INDUSTRIAL TECH.	85457187

CONVEYOR TABLE TOP 24’		APPLIED INDUSTRIAL TECH.	85457187

AUTO CAPSEALERAND VERTICAL PERFORATION ATTACHMENT		MARBURG INDUSTRIES INC.	10501

COMPRESSOR, 75 HP W/ DRYER AND TANK REGRLATOR	003145566, T0405209J	C.A.S.E.I.	18438

FITZPATRICK CHILSONATOR SYSTEM (W/COMPACTOR, COMMINUTOR)	716, 11846	THE FITZPATRICK COMPANY	285783

HPLC SYSTEM, 2695XC SEPARATION MODULE W/2996 ARRAY DETECTOR		WATERS CORP	264163124

HPLC SYSTEM, 2695XC SEPARATION MODULE W/2996 ARRAY DETECTOR		WATERS CORP	264163124

HPLC SYSTEM, 2695XC SEPARATION MODULE W/2996 ARRAY DETECTOR		WATERS CORP	264163124

CAPSULE FILLING MACHINE REBUILD, ZANASI 40F (SEE ALSO FAS #347)	44124	IMA NORTH AMERICA, INC.	IS37521-IN, IS37653-IN, IS38654-IN, IT38153-IN, IT

OMAG SIX LANE VERTICAL PACKAGING MACHINE UPGRADE (SEE FAS #1599)	1633	VARIOUS	31996, 814593, 8153726, 8138933, 275-957, 275-958, 81536150, 2121588, 31999, 85454777, 85454735, 85454628, 85455524, 85455573, 854455185, 85455632, 8546668, 86455657, 85455732, 03360/0085454601

FUME HOODS & RELATED ASSESSORIES FOR LABORATORY		VWR SCIENTIFIC	21381177, 21381189, 14313

COTTON INSERTING MACHINE, CS2 FULLY AUTOMATED		EQUIPMENT TECHNOLOGY	0105-13

COTTON INSERTING MACHINE, CS2 FULLY AUTOMATED		EQUIPMENT TECHNOLOGY	0105-13

BLENDING MACHINE, 60 CF, SLANT CONE SLOW SPEED AGITATOR	None	GEMCO	33679

PALLET RACKING/FLO SYSTEM W/12 SINGLE WIDE BAYS (INCL INSTALL.)		COLBRESE	1950

AC Upgrade Vacuum Rooms		Good & Roberts Inc.	505800001

DI Skid Water Purification System		Pacific Coast Water and Filtration	20226, 20312, 20232

6 New Dock Door Seals		Door Service & Repair	1021817

Manufacturing Consolidation Project		A&D Fire Protection Inc; CDS Architects dba Smith Consulting Architects; Partners;	205173, 13816, 13827, 4043, 14110, 14121, 13955

Install Aluminum Sheeting in Blender Rooms		George & Krogh Welding Inc.	33358

Security System Upgrade		American Surveillance/Adobe Lock and Safe	6337, 6536, 7004, 7015, 7862, 7993

DI Skid Water Purification Water System		Applied Microbiological Services	2221, 2210,2211

New Hallway Buildout		Ozzy’s Plumbing & Drain Services, Inc.	3263

Server and Memory Upgrade		AmeriComp	26732

Spectrometer Workstation Unit		AmeriComp	27084

Floor Scrubber		Tenhant Sales and Service Co	93416356

Page 2 of 3	Initials JR

Drum Storage Table System		Colbrese Material Handling	1649, 1608, 1598, 1624, 1639, 1653, 4868, 1686, no invoice #, 2300, 1712, 2170

Conveyor System for Tabling & Encapsulating Areas		Colbrese Material Handling	1669, 2140, 1713, 1753, 1793, 1774, 2138, 4727, 2259, 2184

Incubator Glass Door		Fisher Scientific	4217917

Automated Dissolution Tester		Logan Instruments Corp	8325

Autoclave Sterilizer		South Shore Scientific/Consolidated Stills & Sterilizers	16396

Ribbon Mixer Motor		Applied Industrial Tec	85462580, 85462755

Blender Safety Rails		George & Krogh Welding Inc	33703

Inverter		Applied Industrial Tech	85463671

Two (2) Complete Ventilator kits, including all parts and accessories		TMP Mechanical, Inc.	7602

Two (2) CK30C Wireless Keypad Handheld Computers, including all parts and accessories		Softchoice

One (1) Impressa Machine	PC1009	IMA North America Inc.	IM46698-IN, IA4588I-IN

Misc. parts to the Impressa Machine including Caps Chute, SC1000, connector, cover capsules tank, square plate, cinvyeing unit capsules	None	IMA North America Inc.	IS43964-IN

Two (2) 6Ft. Cabinets with Stands	None	VWR International	23279729

Dated: November 9, 2005

Debtor: Natural Alternatives International, Inc.

By:	/s/ John Reaves
Its:	CFO